EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Second Amended and Restated 1998 Stock Plan of Candela Corporation of our report dated September 2, 2004, with respect to the consolidated financial statements and schedule of Candela Corporation for the year ended June 28, 2003 included in its Annual Report (Form 10-K) for the year ended July 2, 2005, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts
June 7, 2006